FOURTH ALLONGE TO
                     SECURED PROMISSORY NOTE

      ALLONGE, dated May 10, 1999, attached to and forming a part of the Secured Promissory Note, dated January 26, 1999, as amended by the Allonge to Secured Promissory Note dated January 29, 1999, the Second Allonge to Secured Promissory Note dated March 19, 1999, and the Third Allonge to Secured Promissory Note dated March 24, 1999 (collectively, the "Note"), made by THE NETWORK CONNECTION, INC., a Georgia corporation ("Maker"), payable to the order of Interactive Flight Technologies, Inc., a Delaware corporation ("Payee") in the original principal amount of $500,000.

     1.   The following is hereby added as Paragraph 16 of the Note:

          16. Conversion Rights. Payee shall be entitled, at any time and from time to time and in its sole discretion, to convert all or a portion of the principal amount and accrued interest due under this
          Note into shares of the Maker's Series C 8% Convertible Preferred Stock, $.01 par value, Stated Value $1,000 per share (the "Preferred Stock"). Any such conversion shall be effected at the rate of one share of Preferred Stock for each $1,000 due hereunder which Payee has elected to convert. Payee may elect to convert by delivering to Maker, by facsimile, telecopier or other expedient means of transmission, a notice of conversion stating (i) the amount of principal amount and/or accrued interest to be converted, (ii) the number of shares of Preferred Stock to be issued as a result of such conversion; and (iii) the person(s) in whose name the Preferred Stock is to be issued. The conversion of any portion of this Note and the resulting issuance of Preferred Stock shall be effective upon the date that Maker receives the corresponding notice of conversion, and Maker shall deliver to Payee one or more certificates evidencing such issued Preferred Stock no later than five days following such effective date. Upon a conversion of all amounts due hereunder, Payee shall deliver the original Note, marked "PAID," to Maker no later than five days following the delivery to Maker of the conversion notice. In the event of a conversion of less than all amounts due hereunder, (A) no principal amount under the Note shall be deemed converted unless and until all accrued interest under the Note shall be first converted; and (B) the portion of the amounts due hereunder that are so converted shall be deemed repaid. The parties shall mark on the attached grid the facts related to such partial conversion and shall confirm the accuracy of the entry by signing next to each such entry.

     2. The following is hereby added as subparagraph (k) to Paragraph 6 ("Events of Default") of the Note:

                (k) Any failure by the Maker to (i) continue to negotiate in good faith in accordance with, and on the basis of, the terms contained in that certain letter of intent between the Maker and Payee regarding a proposed business combination between the Maker and Payee dated January 29, 1999; (ii) act as expeditiously as reasonably possible to finalize, execute and deliver to Payee a definitive agreement based upon such letter of intent; or (iii) perform on a timely basis any material obligation of the Maker as may be contained in any such definitive agreement.

     3. Any agreement to subordinate, or any subordination, of the indebtedness represented by the Note to bank or finance company indebtedness, which may heretofore have been given by Payee, is null and void and of no force or effect. Maker represents and warrants to Payee that since January 26, 1999, there has been no bank or financing company borrowing by Maker and that Payee retains a first priority security interest in the Collateral granted by Maker to Payee pursuant to that certain Security
Agreement  dated  January 25, 1999 ("Security  Agreement").   The
Maker's  obligations under the Note, as amended, shall be secured by the Collateral and subject to the terms of the Security Agreement, all of which are confirmed and ratified as of the date
hereof,   including,   but   not   limited   to,   all   of   the
representations, warranties and covenants therein.

4. In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Fourth Allonge, shall continue in full force and effect.
      IN WITNESS WHEREOF, Maker and Payee have caused this Fourth Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

                              THE NETWORK CONNECTION, INC.


                              By:_______________________________

                              Accepted and agreed to:

                              INTERACTIVE FLIGHT TECHNOLOGIES,
                              INC.


                              By:________________________________

                             Partial Conversion Grid

          Accrued       Principal   Principal        Accrued
  Date    Interest      Converted   Balance         Interest     Authorized
 Signature
                                    After             After
            Converted               Conversion     Conversion